Exhibit 10.39

GLOBAL ENERGY, INC.

STOCK INCENTIVE PLAN

JUNE 1, 2007

Table of Contents

Section 1.	Purpose	1

Section 2.	Definitions	1

Section 3.	Administration	3

(a)	Power and Authority of the Committee	3
(b)	Power and Authority of the Board	3

Section 4.	Shares Available for Awards	3

(a)	Shares Available	3
(b)	Accounting for Awards	4
(c)	Adjustments	4
(d)	Award Limitations Under the Plan	4

Section 5.	Eligibility	4

Section 6.	Awards	5

(a)	Options	5
(b)	Stock Appreciation Rights	6
(c)	Restricted Stock and Restricted Stock Units	6
(d)	Performance Awards	7
(e)	Dividend Equivalents	7
(f)	Other Stock Grants	7
(g)	General	7
(h)	Awards Issued Before June 15, 2007	9

Section 7.	Amendment and Termination; Adjustments	9

(a)	Amendments to the Plan	9
(b)	Amendments to Awards	10
(c)	Correction of Defects, Omissions and Inconsistencies	10

Section 8.	Income Tax Withholding	10

Section 9.	General Provisions	10

(a)	No Rights to Awards	10
(b)	Award Agreements	11
(c)	Plan Provisions Control	11
(d)	No Rights of Stockholders	11
(e)	No Limit on Other Compensation Arrangements	11
(f)	No Right to Employment	11
(g)	Governing Law	11
(h)	Severability	11
(i)	No Trust or Fund Created	12
(j)	Other Benefits	12

ii

(k)	No Fractional Shares	12
(l)	Headings	12
(m)	Section 16 Compliance; Section 162(m) Administration	12
(n)	Conditions Precedent to Issuance of Shares	12
(o)	Consultation With Professional Tax and Investment Advisors	13
(p)	Forfeiture for Financial Reporting Misconduct	13

Section 10.	Effective Date of the Plan	13

Section 11.	Term of the Plan	13

Global Energy Inc. Profit Sharing Trust Plan	Exhibit A

iii

GLOBAL ENERGY, INC.

STOCK INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company. The Plan amends and restates the Global Energy, Inc. Profit Sharing Trust Plan.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Company’s compensation committee. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be a “Non-Employee Director.”

(g) “Company” shall mean Global Energy, Inc., an Ohio corporation, and any successor corporation.

(h) “Director” shall mean a member of the Board, including any Non-Employee Director.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j) “Eligible Person” shall mean any employee, officer, consultant, independent contractor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then listed on the Nasdaq Stock Market, the average of the high and low sales price of one Share as reported on the Nasdaq Stock Market on such date or, if the Nasdaq Stock Market is not open for trading on such date, on the most recent preceding date when it is open for trading.

(m) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” in accordance with the terms of Section 422 of the Code or any successor provision.

(n) “Non-Employee Director” shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

(o) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(r) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(t) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(u) “Plan” shall mean the Global Energy, Inc. Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(v) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(w) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(x) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(y) “Securities Act” shall mean the Securities Act of 1933, as amended.

(z) “Share” or “Shares” shall mean a share or shares of common stock, no par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(aa) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

(b) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 1,331,459 (which includes shares that have previously been issued under the Plan). Outstanding Shares under the Plan will be paid out of these Shares. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares re-acquired and held in treasury. Notwithstanding the foregoing, (i) the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 500,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision and (ii) the number of Shares available for granting Restricted Stock and Restricted Stock Units shall not exceed 500,000, subject to adjustment as provided in Section 4(c) of the Plan.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, including Shares tendered in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(c) Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d) of the Plan; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d) Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, and which is intended to represent “qualified performance based compensation” with the meaning of Section 162(m) of the Code, for more than exceed 250,000 Shares (excluding Shares issued before June 15, 2007, subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any taxable year.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the

Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee at the time of grant.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (provided, however, that in the event the Plan fails to be approved by the stockholders of the Company within one year of its adoption by the Board as required in Section 10, such Incentive Stock Options shall be deemed to be Non-Qualified Stock Options issued under the Plan).

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.

(D) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Inventive Stock Option.

(E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by the issuance of a stock certificate or certificates, which shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, cash, other Awards, or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(g) General.

(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Option, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer, provided, further, that, if so determined by the Committee and except in the case of an Incentive Stock Option, Awards may be transferable as determined by the Committee. Except as otherwise determined by the Committee (for Awards other than an Incentive Stock Option), each Award or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Except as otherwise determined by the Committee(for Awards other than an Incentive Stock Option), no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be for such period as may be determined by the Committee.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

(vii) Prohibition on Option Repricing. Except as provided in Section 4(c) hereof, no Option may be amended to reduce its initial exercise price and no Option shall be canceled and replaced with an Option or Options having a lower exercise price, without the approval of the stockholders of the Company or unless there would be no material adverse effect on the Company’s financial statements as prepared in accordance with Generally Accepted Accounting Principles.

(h) Awards Issued Before June 15, 2007. Awards issued under the Plan before June 15, 2007 shall continue to be subject to the restrictions in Exhibit A and the evidence of restricted stock units award, including the restriction that the restricted stock units will not be paid until upon a Participant’s separation from service. Notwithstanding the foregoing, for purposes of Section 8, with respect to Awards issued before June 15, 2007, if (i) the Participant has a separation from service with the Company (as defined under section 409A of the Internal Revenue Code and accompanying guidance (“section 409A”) where the Participant is working 20% or less of the Participant’s average over the prior three calendar years), (ii) the Company is publicly traded on an established securities market, (iii) the Participant is a specified employee (under the default rule defined in section 409A), (iv) the Company is required to pay restricted stock units subject to section 409A, and (v) such amount is to be paid to Participant in the six-month period beginning on the date of Participant’s separation from service, the Company shall pay such restricted stock units on the first day of the month following the date that is six months after the date of the Participant’s separation from service.

Section 7. Amendment and Termination; Adjustments

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) violates the rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to the Company;

(ii) causes the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan;

(iii) increases the number of shares authorized under the Plan as specified in Section 4(a);

(iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b)(ii) of the Plan or the repricing of Options or Stock Appreciation Rights, as prohibited by Section 3(a)(v) of the Plan; or

(v) would prevent the grant of Options or Stock Appreciation Rights that would qualify under Section 162(m) of the Code.

(b) Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof. Notwithstanding the foregoing, the Committee shall not waive any conditions or rights of the Company, or otherwise amend or alter any outstanding Award in such a manner as to cause such Award not to constitute “qualified performance based compensation” within the meaning of Section 162(m) of the Code.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8. Income Tax Withholding

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent of the minimum amount required to be withheld under applicable laws or regulations) or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

(a) No Rights to Awards. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Stockholders. Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant’s legal representative without restrictions thereto.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or us giving a director of the Company or an Affiliate the right to continue as a director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Ohio.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) Section 16 Compliance; Section 162(m) Administration. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons. With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(n) Conditions Precedent to Issuance of Shares. Shares shall not be issued pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Ohio Law. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(o) Consultation With Professional Tax and Investment Advisors. The holder of any Award granted hereunder acknowledges that the grant, exercise, vesting or any payment with respect to such an Award, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, may have tax consequences pursuant to the Code or under local, state or international tax laws. Such a holder further acknowledges that such holder is relying solely and exclusively on the holder’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Finally, such a holder understands and agrees that any and all tax consequences resulting from the Award and its grant, exercise, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Plan, is solely and exclusively the responsibility of such holder without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse such holder for such taxes or other items.

(p) Forfeiture for Financial Reporting Misconduct. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or grossly negligently engaged in the misconduct, or knowingly or grossly negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

Section 10. Effective Date of the Plan

The Plan shall be effective upon its adoption by the Board, provided, however, that in the event the Plan is not approved by the stockholders of the Company within one year thereafter, the Plan will be terminated and all Awards granted under the Plan will be terminated and deemed null and void, provided further, that no Award may vest and no Shares (including Shares of Restricted Stock) may be issued under the Plan prior to approval of the Plan by the stockholders of the Company (except with respect to any Awards issued before the Plan was amended and restated on June 1, 2007, the Awards granted under the Plan will be deemed effective and issued).

Section 11. Term of the Plan

No Award shall be granted under the Plan after ten years from earlier of date of adoption of Plan by Board or date of stockholder approval or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

Exhibit A

GLOBAL ENERGY, INC.

PROFIT SHARING TRUST PLAN

1. Purpose of the Plan. The purpose of this Plan is to attract, retain, and motivate officers and other key employees of Global Energy, Inc. (the “Company”) and its Subsidiaries and to provide to such persons incentives and rewards for superior performance and contribution. The Board authorized the program at its annual meeting in 1989 and now desires to memorialize the terms and conditions of the Plan in writing.

2. Definitions. Capitalized terms used herein shall have the meanings assigned to such terms in this Section 2.

“Applicable Laws” means the requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted, and the applicable laws of any other country or jurisdiction where awards are granted under this Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Management Committee of the Board.

“Common Shares” means shares of common stock, no par value, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 6 of this Plan.

“Company” has the meaning given such term in Section 1 of this Plan.

“Date of Grant” means the date specified by the Committee on which a grant of Restricted Stock Units shall become effective.

“Evidence of Award” means an agreement, certificate, resolution, or other type or form of writing or other evidence approved by the Committee which sets forth the terms and conditions of the Restricted Stock Units. An Evidence of Award may be in an electronic medium, may be limited to a notation on the books and records of the Company, and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any of its Subsidiaries, or who has agreed to commence serving in any such capacities within ninety (90) days of the Date of Grant.

“Plan” means this Global Energy, Inc. Profit Sharing Trust Plan, as amended from time to time.

Exhibit A-1

“Restricted Stock Unit” means an award made pursuant to Section 4 of this Plan of the right to receive Common Shares at the end of a specified period.

“Restriction Period” means the period of time during which Restricted Stock Units are subject to deferral, as provided in Section 4 of this Plan.

“Subsidiary” means a corporation, company, or other entity which is designated by the Board and in which the Company has a direct or indirect ownership or other equity interest.

3. Shares Available Under the Plan. The Common Shares that may be issued or transferred in payment of Restricted Stock Units may be shares of original issuance, treasury shares, or a combination of the foregoing.

4. Restricted Stock Units. The Committee may authorize the grant of Restricted Stock Units to Participants. Each such grant shall be subject to all of the requirements contained in, and may contain such provisions as are authorized by, the following provisions:

(a) Each such grant shall constitute the agreement by the Company to deliver Common Shares to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the Restriction Period as the Committee may specify.

(b) Each such grant shall be subject to a Restriction Period as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of a change in control, retirement, or death or disability of the Participant or other similar transaction or event as approved by the Committee.

(c) During the Restriction Period, the Participant shall have no right to transfer any rights under his or her award and shall have no rights of ownership in the Restricted Stock Units and shall have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Shares on either a current or deferred or contingent basis, either in cash or in additional Common Shares.

(d) Each grant or sale of Restricted Stock Units shall be evidenced by an Evidence of Award, which shall contain such terms and provisions, consistent with this Plan and applicable sections of the Code, as the Committee may approve.

(e) If a Participant received a grant of Restricted Stock Units under this Plan, terminated such Participant’s employment with the Company, and then is rehired by the Company, the Committee may delay the eligibility of such Participant to receive additional grants of Restricted Stock Units under this Plan.

5. Transferability. Except as otherwise determined by the Committee, no Restricted Stock Unit shall be transferable by a Participant other than by will or the laws of descent and distribution

Exhibit A-2

6. Adjustments. The Committee may make or provide for such adjustments in the numbers of Common Shares covered by outstanding Restricted Stock Units and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets (including, without limitation, a special or large non-recurring dividend), or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Restricted Stock Unit awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced.

7. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

8. Withholding Taxes. The Company shall have the right to deduct from any payment or benefit realized under this Plan an amount equal to the federal, state, local, foreign, and other taxes which in the opinion of the Company are required to be withheld by it with respect to such payment or benefit. To the extent that the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or other recipient make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit pursuant to procedures adopted by the Committee from time to time. The Company and a Participant or such other recipient may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

9. Administration of the Plan.

(a) This Plan shall be administered by the Committee, which may from time to time delegate all or any part of its authority under this Plan to a subcommittee of the Board. To the extent of any such delegation, references in this Plan to the Committee shall be deemed to be references to any such subcommittee. A majority of the Committee (or subcommittee) shall constitute a quorum, and the action of the members of the Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee (or subcommittee).

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award and any determination by the Committee pursuant to any provision of this Plan or of any such Evidence of Award shall be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith.

10. Amendments and Other Matters

(a) The Committee may at any time and from time to time amend or terminate the Plan in whole or in part.

Exhibit A-3

(b) This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) Unless terminated earlier as provided herein, this Plan shall continue in effect until the date on which all Common Shares available for issuance or transfer under this Plan have been issued or transferred and the Company has no further obligation hereunder.

(d) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds, or property of the Company or any Subsidiary, including without limitation, any specific funds, assets, or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(e) Except to the extent preempted by federal law, this Plan and each Evidence of Award shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(f) If any provision of the Plan is or becomes invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

11. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and any Restricted Stock Units granted hereunder comply with the provisions of Section 409A of the Code. The Plan and any Restricted Stock Units granted hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any Restricted Stock Units granted hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary, or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

12. Applicable Laws. The obligations of the Company with respect to any Restricted Stock Units granted under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Board determines may be required.

Exhibit A-4

Exhibit A

GLOBAL ENERGY, INC.

PROFIT SHARING TRUST PLAN – EXHIBIT A

TERMS AND CONDITIONS OF AWARD

1. Restricted Stock Units. The Restricted Stock Units shall become vested in accordance with Section 3 hereof. Each Restricted Stock Unit shall represent one (1) hypothetical Common Share and shall at all times be equal in value to one (1) Common Share. The Restricted Stock Units will be credited to the Grantee in an account established for the Grantee until payment in accordance with Section 4 hereof.

2. Restrictions on Transfer of Restricted Stock Units. Neither the Restricted Stock Units granted hereby nor any interest therein or in the Common Shares related thereto shall be transferable prior to payment other than by will or pursuant to the laws of descent and distribution (or to a designated beneficiary in the event of the Grantee’s death).

3. Vesting of Restricted Stock Units. The Restricted Stock Units shall become vested on the expiration date of the Restriction Period stated in the Evidence of Award (the “Vesting Date”) if the Grantee shall remain in the continuous employ of the Company or any Subsidiary during that Restriction Period. Any Restricted Stock Units not vested will be forfeited if the Grantee ceases to be continuously employed by the Company or any Subsidiary prior to the applicable Vesting Date. For purposes of this Section 3, the continuous employment of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of (i) the transfer of his employment among the Company and its Subsidiaries or (ii) a leave of absence approved by the Company.

4. Issuance of the Common Shares. With respect to Restricted Stock Units, except those granted under an Award issued on or after December 31, 2005 through June 15, 2007 (also referred to as the “election RSUs”), the Company will issue to the Grantee the Common Shares underlying the vested Restricted Stock Units within thirty (30) days following the Grantee’s “separation from service” (within the meaning of Section 409A of the Code) with the Company and its Subsidiaries.

With respect to Restricted Stock Units under an Award issued on or after December 31, 2005 through June 15, 2007, the Grantee has an opportunity in August 2007 to elect to have the Company issue to the Grantee the Common Shares underlying these election RSUs within thirty (30) days of either: (i) the later of June 30, 2008, or the date these election RSUs vest, or (ii) a date within thirty (30) days following the Grantee’s “separation from service” (within the meaning of Section 409A of the Code) with the Company and its Subsidiaries. The Grantee may elect to have all or a portion of these election RSUs paid as of either event. In no event shall an election allow a Grantee to delay the issuance of Common Shares from 2007 to 2008. If an election has such an effect, the election shall be null and void and the Common Shares shall be issued on the date they would have been issued but for the election. Notwithstanding the foregoing, to the extent that the Grantee is a “specified employee” (within the meaning of Section 409A of the Code) at the time of his “separation from service,” the date of issuance of the Common Shares shall be within thirty (30) days of the date that is six (6) months after the date of such separation from service (or, if earlier, the date of the Grantee’s death).

Exhibit A-5

The Company’s obligations to the Grantee with respect to the Restricted Stock Units will be satisfied in full upon the issuance of shares of Common Shares corresponding to such Restricted Stock Units.

5. Dividend, Voting, and Other Rights.

(a) The Grantee shall have no rights of ownership in the Restricted Stock Units or in the Common Shares related thereto and shall have no right to dividends and no right to vote Restricted Stock Units or the Common Shares related thereto until the date on which the Common Shares underlying the Restricted Stock Units are issued to the Grantee pursuant to Section 4 above.

(b) The obligations of the Company under this Award will be merely that of an unfunded and unsecured promise of the Company to deliver Common Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Award.

6. Adjustments. The number of Common Shares issuable pursuant to the Restricted Stock Units is subject to adjustment as provided in Section 6 of the Plan.

7. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal, state, and provincial securities laws; provided, however, that, notwithstanding any other provision of this Award, the Company shall not be obligated to issue any Common Shares pursuant to this Award if the issuance thereof would result in a violation of any such law.

8. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Award and the Plan comply with the provisions of Section 409A of the Code. This Award and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Award or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee). In particular, to the extent that the Grantee is a “specified employee” (within the meaning of Section 409A of the Code) at the time of his “separation from service,” the date of issuance of the Common Shares shall be within thirty (30) days of the date that is six (6) months after the date of such separation from service (or, if earlier, the date of the Grantee’s death). Reference to Section 409A of the Code will also include any proposed, temporary, or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

9. Withholding Taxes. The Grantee will pay to the Company, on demand, any taxes the Company reasonably determines that it is required to withhold under applicable tax laws with respect to the Restricted Stock Units or the issuance of Common Shares pursuant to this Award. The tax withholding obligation may be satisfied, with the consent of the Committee, by the Company withholding Common Shares otherwise issuable pursuant to this award.

Exhibit A-6

10. Right to Terminate Employment. No provision of this Award shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time. Nothing herein shall be deemed to create a contract or a right to employment with respect to the Grantee.

11. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Award to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Award without the Grantee’s consent.

12. Severability. In the event that one or more of the provisions of this Award shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

13. Relation to the Plan. This Award is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Award and the Plan, the Plan shall govern. The Committee, acting pursuant to the Plan, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Restricted Stock Units.

Exhibit A-7